                                                                 EXHIBIT 10.2(b)



                                COMMERCIAL LEASE


     THIS LEASE AGREEMENT made this 8th day of December, 2000, by and between John Sanders, hereinafter called "Landlord: and Spectranetics Corporation, hereinafter called "Tenant".

1. LEASED PREMISES: Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the premises known as 144 and 148 Talamine Court containing approximately 4800 square feet.

2. TERM: To have and to hold the leased premises unto Tenant for a term of 36 months commencing on the 1st day of January, 2001, and ending on the 31st day of December, 2003, unless sooner terminated as hereinafter provided. The tenant has the option to renew for one additional year with a six percent increase in rents.

      LANDLORD shall not have any liability for loss or damage to Tenant's work or to fixtures, equipment or other property of Tenant installed or placed by Tenant in the leased premises. Any occupancy by Tenant prior to beginning of the term, even though rent free, shall in all other respects be the same as that of a Tenant under this lease and by such occupancy, Tenant shall be bound by all terms of this lease. By occupying the leased premises, as a Tenant, or to complete Tenant's work, install fixtures, facilities or equipment, or to perform finishing work. Tenant shall be deemed to have accepted the same and acknowledged that the leased premises are in the condition required by the Landlord's covenants. Occupancy by the Tenant, before the term, will be prorated to the number of days of occupancy, unless rent free.

3. RENT: Tenant agrees to pay the total sum of $87,864 in U.S. dollars for a three year lease plus $32,860 if the tenant agrees to extend the lease one year. This is a gross lease and the Landlord is responsible for the exterior of the building, taxes, land, water, exterior utilities and fire insurance on the structure only. All other utilities, additional tenant finish, garbage and other services are the responsibility of the Tenant. The rent shall be paid in equal, monthly installments, IN ADVANCE, on or before the 1st day of each month, as follows:

     1st Year Monthly Rental Amount: $2300   Annual: $27,600
     2nd Year Monthly Rental Amount: $2438   Annual: $29,256
     3rd Year Monthly Rental Amount: $2584   Annual: $31,008
     4th Year 1 year extension Rent: $2739   Annual: $32,868

to the Landlord at this address of: 154 Talamine Court, Colorado Springs, CO. 80907. On the anniversary date of this lease agreement and every year thereafter until the end of this agreement, at six (6) percent increase in rents will be added to the prior years rental amount. One monthly installment of the rent shall be due and payable on or before the first day of the execution of this lease by the Tenant for the first month's rent and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the "commencement date" during the term.

(a). This lease is expressly contingent upon Tenant providing the landlord an acceptable financial statement.

(b). All expenses incurred by the Tenant, are the sole responsibility of the Tenant. If, however, the Tenant creates a situation whereby the Landlord incurs expenses brought on by the Tenant's neglect or the Tenant causes the property to be encumbered in any way, the Landlord shall have the right to call these expenses as rents and in the event of nonpayment, Landlord shall have all the rights and remedies as herein provided for failure to pay rent.

(c). The Tenant is responsible for ALL Tenant finish, and cannot encumber or cause to encumber the premise or any adjoining premises or any other premises not rented by the Tenant.

(d). There is a Ten (10) days "grace" period after the first of the month to pay rents.

(e). LATE CHARGES: In the event the rent provided for herein is not received by Landlord on the first day of each month and extends beyond the "grace period" for each month, a late charge equal to one quarter (1/4) percent of the monthly rental amount shall be due and payable to Landlord for each day of delinquency up to 25 days and one (1%) over 25 days. If rent is mailed, Tenant is responsible for loss or mail delay. Nothing contained herein shall obligate the Landlord to accept the rent after the "grace period", nor does the Landlord waive any of it's legal rights which may be available for default of Tenant by inclusion of this provision in this Commercial Lease. In the event Tenant pays rent by check and the check is not honored by the Landlords bank, there will be a charge of thirty ($30) dollars for each returned check, in addition, Tenant remains responsible for current rents and any additional charges incurred by the Landlord for later rents.

4. USAGE: Tenant warrants and represents to Landlord that the premises shall be used and occupied only for the purposes of Light Manufacturing and/or Office use. Use of toxic chemicals is not permitted. Tenant shall not create any nuisance or otherwise interfere with, annoy or disturb any other Tenant. Tenant shall not commit, or suffer to be committed, any waste on the premises, nor shall Tenant permit the premises to be used in any unlawful activity or way which would, in the opinion of the Landlord, be extra hazardous. Tenant accepts the Premises subject to all matters of record and to all applicable laws.

5. Tenant shall arrange for and pay all charges for janitorial services performed in or on the Premises during the Term of this Lease, and at such times as Landlord shall require so as to maintain the quality and appearance of the building both inside and out.

6. SERVICES: Tenant shall pay all charges for gas, water, sewer, electricity, and other utilities used by Tenant on the Premises during the term of this lease. If possible, all such utilities shall be separately metered and billed in Tenant's name. In the event that a separate itemization is not available, Tenant shall pay it's pro rata portion based on the square footage or other pro rata method deemed equitable by the Landlord. Tenant shall be responsible for all telephone and telecommunication charges. (a) Landlord's failure to any extent to furnish these defined services, or any cessation thereof, shall neither render Landlord liable in any respect for damages either person or property, be construed as an eviction or partial eviction of Tenant, work as an abatement of rent, nor relieve Tenant from fulfillment of any covenant in this lease.

7. REPAIRS AND MAINTENANCE: Unless otherwise expressly provided, Landlord shall maintain only the roof, foundation, common parking area, common landscaped areas, heating and air conditioning and soundness of the exterior walls (excluding all exterior glass and exterior or overhead doors) of the building in good repair and condition except for reasonable wear and tear. Tenant shall pay for the repair of any damage caused by the negligence or default of Tenant or Tenant's agents, invites and employees. Landlord shall not be liable to Tenant except as expressly provided in this lease, for any damage or inconvenience, and Tenant shall not be entitled to any abatement or reduction of rent be reason of any repairs, alterations or additions made by Landlord under this lease.

(a). Tenant shall forthwith at its expense replace any cracked or broken glass used in the leased premises.

(b). Tenant, at its own expense, shall maintain all fixtures, lighting fixtures, floor covering, interior painting and decorating in a good clean, safe and wholesome condition at all times during the term of this lease.

(c). Tenant is to return the premises to the Landlord at the termination of this lease in as good of condition as existed at the "commencement date" of this lease, ordinary wear and tear excepted as defined by the landlord. The cost for any repairs or maintenance work to bring the premises to such condition shall be borne by the Tenant and full or partial remedy may come from the Tenants "deposit".

8. COMMON AREAS: The term "common areas" shall mean all that portion of building improvements, grounds, parking, and landscaping which is constructed for lease to Tenants or hereafter leased to Tenants. Tenant shall not at any time interfere with the rights of Landlord and other tenants, and their employees, customers and invites, to use any part of the common areas. The Landlord has the right to erect "for rent" or "for sale" signs on the common area as well as add any improvements as required by the Landlord.

9. ALTERATIONS AND IMPROVEMENTS: Written approval by the Landlord for any and all alterations and improvements is required. Landlord may at its option, require Tenant, at the expense of the Tenant, to remove any physical additions and/or repair any alteration in order to restore the Premises to the condition existing at the time Tenant took possession.

10. LIENS ON PREMISES: Tenant shall not permit any lien to be placed and remain on the Premises, building or common areas as a result of its conduct for any reason for a period longer than thirty (30) days. Tenant shall also post notice pursuant to Colorado Revised Statues, 1973, as amended, 38-22-101, et. seq. negating Landlord's liability for any mechanic's liens resulting from any work, labor or materials performed for or delivered at Tenants request for incorporation into the premises.

11. CONDEMNATION: If, during the term of this lease, all or a substantial part of the premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the premises by the Tenant for the purpose for which they are then being used, this lease shall be terminated and all rents shall be abated during the unexpired portion of the lease effective on the date physical possession is taken by the condemning authority. Tenant agrees that it shall have no claim to the condemnation award.

12. SECURITY DEPOSIT: Tenant, in lieu of the tenant finish work done by the tenant, hereby has the security deposit waived.

13. INSURANCE: The Landlord shall at all times during the Term of the lease, maintain a policy or policies of insurance as Landlord deems appropriate. Landlord shall not be obligated in any way or manner to insure any personal property of the Tenant. Tenant shall, at Tenant's expense, maintain such other liability insurance as Tenant deems appropriate to protect Tenant and Landlord from loss and the Landlord shall be named as "additional insured" on the tenants liability policy. A current copy of the Tenant's insurance policy is to be maintained by the Landlord.

14. WAIVER OF SUBROGATION: Anything in this lease to the contrary notwithstanding, Landlord and Tenant hereby waive and release each other of and from any and all rights of recovery, claim, action or cause of action against each other, their agents, officers and employees, for any loss or damage that may occur to the premises. Improvements to the common areas or building of which the premises are a part, or personal property (building contents) within the building, by reason of fire or the elements regardless of cause or origin, where such loss or damage is insured against and subject to an insurance policy in force at the time of such loss or damage. Because this paragraph will preclude the assignment of any claim mentioned herein by way of subrogation or otherwise to an insurance company or any other person, each party to this lease agrees immediately to give to each insurance company which has issued to it policies of insurance covering all risk of direct physical loss, written notice of the Terms of the mutual waivers contained in this paragraph, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers contained in this paragraph.

15. INDEMNITY: Tenant shall indemnify and hold harmless Landlord from and against any and all claims arising from Tenant's use of the premises, or from the conduct of Tenant's business or from any activity, work or things done, permitted or suffered by Tenant, in or about the premises or elsewhere. In case any action or proceeding be brought against Landlord by reason of such claim, Tenant shall defend the same at Tenant's expense by counsel satisfactory to Landlord. Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the premises arising from any cause and Tenant hereby waives all claims in respect thereof against Landlord. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or damage to the goods, ware, merchandise or other property of Tenant, Tenant's employees, invites, customers, or any other person in or about the premises; nor shall Landlord be liable for injury to the person of Tenant, Tenant's employees, agents, or contractors, whether such damage or injury is cause by or results from fire, explosion, steam, electricity, gas, water, rain, or from the breakage, leakage, obstruction, or the damage or injury results from conditions arising upon the premises or upon other portions of the new building of which the premises are a part, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant.

16. FIRE OR OTHER CASUALTY: In the case the building shall be partially or totally destroyed by fire or other casualty insurable under standard fire insurance so as to become partially or totally untenable, the same shall be repaired as speedily as possible at the expense of Landlord, unless Landlord shall elect not to rebuild, as hereinafter provided, and an equitable part of the rent shall be abated until so repaired based upon the time and to the extent the leased premises are untenable. If the Landlord determines not to rebuild or repair premises of the Tenant, the Landlord will notify the Tenant of those intentions in writing within 60 days of the casualty loss. In no event in the case of any such destruction shall Landlord be required to repair or replace Tenant's stock in trade, lease hold improvements, fixtures, equipment furnishings, or floor coverings. Tenant covenants to make such repairs and replacements and to furnish Landlord, on demand, evidence of insurance assuring its ability to do so.

17. LANDLORD'S RIGHT OF ENTRY: Landlord shall during the term thereof, have the right, at all reasonable hours, to enter and inspect the premises, with or without the Tenants approval.

18. ASSIGNMENT OR SUBLEASE: Tenant shall not assign or in any manner transfer this lease or any interest therein, nor sublet said leased premises or any part or parts hereof, nor permit occupancy by anyone without the prior written consent of the Landlord. Consent shall not be unreasonably withheld by Landlord. In the event of any subletting, the Tenant shall nevertheless at all times, remain fully responsible and liable for rent payments and for compliance of with all its other obligations under the terms, provisions and covenants of this lease. In the event of any assignment of this lease, the Tenant shall be liable only for the first thirty (30) days of rent of the pre-approved assignee. Any collection directly by Landlord from the assignee or subtenant shall not be construed to constitute a or release of Tenant from the further performance of it's obligations under this lease.

19. DEFAULTS: REMEDIES: PAYMENTS: Time is of the essence in all matters concerning this lease. Any delay on the part of Landlord in exercising any right or insisting upon the performance of any obligation of Tenant, shall not constitute a waiver of Landlord's right to exercise these rights or insist upon these performances in the future:

     (a) Events of Default. The following events shall be events of default by Tenant under this lease:

          (1) Tenant shall have failed to fully pay when due any installment of rent or any other charge provided herein.

          (2) Tenant fails to comply with any other provision or provisions of this lease.

          (3) Tenant voluntary or involuntary petitions for relief pursuant to the bankruptcy or insolvency laws of the United States, or of any state, is filed by the Tenant or guarantor.

     (4) Tenant has the attachment, seizure, levy upon or taking possession by any receiver custodian, or assignee for the benefit of creditors of any portion of the property of Tenant or guarantor.

     (5) Tenant or guarantor makes an assignment for the benefit of creditors.

     (6) An action against the Tenant or guarantor which effects its financial condition adversely or materially.

(b) Notice of Default. In the event of a default pursuant to Section (a) above, Landlord may, by serving three (3) days written notice upon Tenant, elect either to:

     (1) Cancel and terminate this lease, or

     (2) Terminate Tenant's right to possession only without termination of this lease.

(c) In the event Landlord delivers to Tenant a Notice of Default, which notice does not state that Landlord has elected to Terminate the lease, Landlord may at its option enter the Premises and take and hold possession thereof, until Tenant has met its obligation as stated by Colorado Statutes. All rights of a Landlord may be exercised by the Landlord at the discretion of the Landlord.

(d) Landlord shall have the right to cancel and terminate this lease by a service five (5) day written notice on Tenant of such further election. Landlord shall have the right to pursue any remedy at law or in equity that may be available to Landlord.

(e) In the event Landlord delivers to Tenant a Notice of Default which states that Landlord has elected to Terminate the Lease, Landlord shall be entitled to recover from Tenant liquidated damages in an amount equal to the amount of rent which would be payable under the terms of the lease for the remainder of the lease term if the lease had not been terminated.

(f) Tenant's property. If Tenant shall fail to remove any of Tenant's personal property within ten (10) days of receipt of a Notice of Default, or upon the Termination of this lease for any cause whatsoever, the Landlord at its option, may remove the same in any manner that it shall choose, and store the said effect without liability to the Landlord for loss thereof in any public or private warehouse, and the Tenant agrees to pay Landlord on Demand, and all expenses are incurred in such removal, including court costs and attorney's fees and storage charges on such personal property for any length of time the personal property shall be in storage; or the Landlord at its option, without notice, may sell said personal property, or any of the same, at a private sale and without legal process, for such prices as the Landlord may obtain, and apply the proceeds of such sale upon any amounts due under this lease from the Tenant to the Landlord and upon the expenses incidental to the removal, storage, and sale of the personal property, rendering the surplus, if any, to the Tenant.

(g) Lien. Landlord is hereby given a lien that is subordinate to existing lien positions at the "commencement date". Further, the Tenant agrees to secure this lease with equipment, fixtures and furniture of "The Perfect Bindery" and shall personally guarantee against loss of rents and the terms and conditions of this lease.

      (f) Landlord's Default. Should Landlord be in default under the terms of this lease, Landlord shall have five (5) days in which to cure the same after written notice to the Landlord by the Tenant is received.

     (g) Right of Entry. In the event of Tenant's default hereunder, Landlord may, in addition to all other rights and remedies, re-enter the premises, change any and all of the locks on doors and other barriers, and distrain, seize, remove or store, all property upon the premises. Tenant hereby agrees that such acts by Landlord shall not constitute an eviction, constructive otherwise, shall not terminate this lease, and shall not render the Landlord liable for trespass, forcible entry and detainer, conversion.

20. ACTS OF GOD. Landlord shall not be required to perform any covenant or obligation in this lease, or be liable in damages to Tenant, so long as the performance or non-performance of the covenant or obligation is delayed, caused by or prevented by an act of God or force majeure. Act of God and Force Majeure shall mean strikes, lockouts, sit-downs, material or labor restriction, delays by any municipal, governmental and/or quasi-governmental authority, unusual transportation delays, material or supply shortages or back order, riots, floods, freezing, wash-outs, explosions, earthquakes, fire, storms, acts of the public enemy, acts of vandals, wars, insurrections, delays by utility suppliers, and any other cause not reasonably within the control of the Landlord and which by the exercise of due diligence Landlord is unable, wholly or in part, to prevent or overcome.

21. ATTORNEY'S FEES. In the event Tenant defaults in the performance of any of the terms, covenants, agreements or conditions contained in this lease, and Landlord places in the hands of an attorney the enforcement of all or any part of this lease, the collection of any rent due or to become due or the recovery of the possession of the premises, Tenant agrees to pay Landlord's attorney fees. In the event, suit is brought against the Landlord and Landlord is found to be "at fault", Landlord shall pay for Tenants Attorney's Fees.

22. HOLDING OVER. In the event of holding over by the Tenant after the expiration or termination of this lease, the holdover shall be as a Tenant at will and all of the terms and provisions of this lease shall continue in force except that rents will be an amount equal to 1-1/2 times the rent which would have been payable by Tenant had the hold over period been part of the original term of this lease.

23. RIGHTS OF FIRST MORTGAGEE OR SUBSEQUENT TRANSFEREES. Tenant accepts this lease subject and subordinate to any recorded deed conveying title, first or other mortgage deed of trust lien presently existing or hereafter created upon the premises, building and/or common areas. Tenant agrees upon demand and in a reasonable time period to execute additional instruments subordinating this lease as Landlord may require.

24. ESTOPPEL CERTIFICATES AND ATTORNMENT. Tenant agrees to furnish promptly, from time to time, upon request of Landlord or Landlord's mortgages a statement certifying that the Tenant is in possession of the premises: the premises are acceptable: the lease is in full force and effect: the lease is unmodified:
Tenant claims no present charge, lien, or claim of offset against rent: the rent is paid for the current month, but is not prepaid for more than one month and will not be prepaid for more than one month in advance: three is no existing default by reason of some act or omission by Landlord: and such other matters as may be reasonably required for foreclosure, or in the event of exercised of the power of sale under any mortgage or deed of trust made by the Landlord under this lease. No mortgagee shall be liable for any act or omission of Landlord, be bound by any payment of rent, additional rent or any other charge made more than thirty (30) days in advance of the due date thereof, or be bound by any assignment, surrender, termination, cancellation, amendment or modification of the lease without the express written consent of the mortgagee.

25. GOVERNING LAW. This lease is made and delivered in the State of Colorado and shall be interpreted, construed, and enforced in accordance with the laws thereof.

26. SUCCESSORS. This lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and assigns.

27. TIME OF ESSENCE. Time is of the essence in this lease.

28. MISCELLANEOUS. The captions appearing in this lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such paragraph. If any provision of this lease shall ever be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this lease, and all other provisions shall continue in full force and effect.

29. NON WAIVER. The receipt by Landlord of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by the Landlord.

30. NOTICE: All rent and other payments required to be made by Tenant shall be payable to Landlord at the address set forth below, or at such other address as Landlord may specify from time to time by written notice.

     Landlord: American Investment Management Co.
               154 Talamine Court
               Colorado Springs, Co. 80907

Any notices will be mailed to the address set forth below, or at such other address as Tenant may specify from time to time by written notice.

     Tenant:

31. Tenants lease, upon written request to the landlord, can be extended another 12 months beyond the stated period of this lease agreement with a two and one half (2.5) percent increase in rents for that period.

3.2. ENTIRE AGREEMENT AND LIMITATION OF WARRANTIES: It is expressly agreed by Tenant, as a material consideration for the execution of this lease; that this lease, with the specific references to written extrinsic documents, is the entire agreement of the parties; that there are, and were, no verbal representations, warranties, understandings, stipulations, agreements or promises pertaining to this lease or the expressly mentioned written extrinsic documents not incorporated in writing in this lease. Landlord and Tenant expressly agree that there are and shall be no implied warranties which extend beyond those expressly set forth in this lease. It is likewise agreed that this lease may not be altered, waived, amended or extended except by an instrument in writing signed by both Landlord and Tenant. There are a total of ten (10) pages in this lease.

Signed in County of El Paso, City of Colorado Springs, State of Colorado on this 8th day of December, 2000,

Landlord:                                  Tenant:

By John Sanders                            By Larry Martel
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                                           Title:  V.P. Operations
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